AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1997



                                                       REGISTRATION NO. 33-53413

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            JAMES RIVER CORPORATION
                                  OF VIRGINIA

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



COMMONWEALTH OF VIRGINIA                                   54-0848173
     (STATE OR OTHER                                    (I.R.S. EMPLOYER
      JURISDICTION                                     IDENTIFICATION NO.)
   OF INCORPORATION OR
      ORGANIZATION)


                              120 TREDEGAR STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 644-5411

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

             CLIFFORD A. CUTCHINS, IV, ESQ., SENIOR VICE PRESIDENT,
                    GENERAL COUNSEL AND CORPORATE SECRETARY
                      JAMES RIVER CORPORATION OF VIRGINIA
                              120 TREDEGAR STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 644-5411

(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                                   COPIES TO:
                          MARSHALL H. EARL, JR., ESQ.

                    MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.

                                ONE JAMES CENTER
                            RICHMOND, VIRGINIA 23219

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS POST-EFFECTIVE AMENDMENT TO
                          THE REGISTRATION STATEMENT.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                       CALCULATION OF REGISTRATION FEE

[CAPTION]

     TITLE OF EACH CLASS                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
       OF SECURITIES TO                AMOUNT TO               OFFERING PRICE           AGGREGATE OFFER-
        BE REGISTERED                BE REGISTERED              PER UNIT (1)             ING PRICE (1)
Debt Securities.............        $600,000,000(2)               100%(3)               $600,000,000(3)

     TITLE OF EACH CLASS
       OF SECURITIES TO                AMOUNT OF
        BE REGISTERED               REGISTRATION FEE
Debt Securities.............          $206,898(4)


(1) Estimated solely for purposes of calculating the registration fee.
(2) Such amount represents the issue price rather than the principal amount of any Debt Securities issued at an original issue discount. Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of Debt Securities from the registrant.
(3) Plus accrued interest, if any.

(4) Previously paid.

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                     [LOGO]
                            JAMES RIVER CORPORATION
                                  OF VIRGINIA
                                DEBT SECURITIES


     James River Corporation of Virginia ("James River" or the "Company") may offer from time to time its debt securities consisting of debentures, notes and/or other evidences of indebtedness (the "Debt Securities"), from which the Company will receive proceeds of up to $600,000,000 (or the equivalent in foreign denominated currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering). The Debt Securities may be offered in one or more series, in amounts, at prices and on terms to be determined at the time of offering. Each issue of Debt Securities may vary, where applicable, as to aggregate principal amount, maturity date, public offering or purchase price, interest rate or rates and timing of payments thereof, provision for redemption or sinking fund requirements, if any, currencies or currency units of denomination or currencies or currency units otherwise applicable thereto, and any other variable terms and methods of distribution. The specific terms with regard to the Debt Securities in respect of which this Prospectus is being delivered are set forth in one or more accompanying Prospectus Supplements (each a "Prospectus Supplement"). The Debt Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.


     The Debt Securities may be issued in registered form ("Registered Securities") or bearer form ("Bearer Securities"), or both. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form. Bearer Securities, Debt Securities represented by a permanent global Debt Security exchangeable for Bearer Securities, and Debt Securities initially represented by a temporary global Debt Security described under "Description of Debt Securities -- Temporary Global Securities" (collectively, "Euro-Securities") are offered only to Non-United States persons and to offices of certain United States financial institutions located outside the United States and its possessions. See "Limitations on Issuance of Euro-Securities." For a discussion of certain United States federal income tax consequences to Holders of Debt Securities, see "United States Taxation."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY   REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


     The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or it may sell Debt Securities to investors directly or through agents. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers, or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered and any applicable fee, commission, or discount arrangements with them.


     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.



               The date of this Prospectus is             , 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's website on the Internet (http://www.sec.gov). The Company's common stock is listed on the New York Stock Exchange, and such reports, proxy and information statements, and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


     This Prospectus does not contain all the information set forth in the registration statement to which this Prospectus relates (the "Registration Statement") and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are hereby incorporated by reference into this Prospectus:


     (a) the Annual Report on Form 10-K for the fiscal year ended December 29, 1996;



     (b) the Quarterly Report on Form 10-Q for the quarter ended March 30, 1997; and



     (c) the Current Reports on Form 8-K filed May 5, 1997, May 14, 1997 and July 2, 1997.



     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated by reference, as the same may be amended, supplemented, or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete and are qualified in all respects by reference to all of the provisions of such contract or other document.



     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference in such documents. Requests for such copies should be directed to Celeste Gunter, Director, Investor Relations, James River Corporation of Virginia, 120 Tredegar Street, Richmond, Virginia 23219 (telephone (804) 649-4307).

                                  THE COMPANY


     James River was founded in 1969 and is incorporated in the Commonwealth of Virginia. James River is a marketer and manufacturer of consumer products, including towel and tissue and disposable food and beverage service products, as well as packaging, including folding cartons and foodservice products. James River also manufactures and markets communications papers, including business papers and specialty papers. James River's principal brands include Quilted Northern bathroom tissue, Brawny paper towels, Vanity Fair napkins, Dixie cups and plates in North America, and Lotus bathroom tissue, towels and facial tissue in Europe. James River is one of the industry leaders in sales of tissue products within the United States and Europe. James River is also an industry leader in sales of disposable foodservice items. During its twenty-eight year history, James River has pursued a strategy of internal growth and acquisition that has allowed the Company to significantly expand its business and broaden its product lines.



     The Company's principal executive offices are located at 120 Tredegar Street, Richmond, Virginia 23219 (P.O. Box 2218, Richmond, Virginia 23218), and its telephone number is (804) 644-5411.



                               RECENT DEVELOPMENT



     On May 5, 1997, James River and Fort Howard Corporation, a Delaware corporation ("Fort Howard"), issued a joint press release announcing that they had entered into an Agreement and Plan of Merger, dated as of May 4, 1997 (as the same may be amended from time to time, the "Merger Agreement"), among James River, James River Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of James River ("Merger Sub"), and Fort Howard, pursuant to which (i) Merger Sub will be merged with and into Fort Howard, with Fort Howard the surviving corporation in the merger as a wholly owned subsidiary of James River (the "Merger") and (ii) each share of Common Stock, par value $.01 per share, of Fort Howard issued and outstanding immediately prior to the effective time of the Merger will be converted into 1.375 shares of common stock, par value $.10 per share, of James River (the "Common Stock"), including the corresponding percentage of a preferred share purchase right issued pursuant to James River's Rights Agreement. The transaction is structured to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and it is anticipated that the Merger will be accounted for as a pooling of interests. Consummation of the Merger is conditioned upon, among other things, the requisite approval of the shareholders of each of James River and Fort Howard and clearance under antitrust laws in the United States and Europe, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. For further information regarding the Merger, the Merger Agreement and related matters, reference is made to the Company's Current Reports on Form 8-K filed May 5, 1997, May 14, 1997 and July 2, 1997. See "Incorporation of Certain Documents by Reference" and "Available Information."


                                     RATIOS


     The following table sets forth the ratio of earnings to fixed charges for the periods indicated.


                                                                                  FISCAL PERIOD ENDED(1)
                                                           ---------------------------------------------------------------------
                                                           12/27/92    12/26/93    12/25/94    12/31/95    12/29/96     3/31/96
                                                           ---------   ---------   ---------   ---------   ---------   ---------
Ratio of Earnings to Fixed Charges (unaudited)..........    (2)(3)       1.04x        (4)        1.80x       2.37x       1.61x


                                                           3/30/97
                                                          ---------
Ratio of Earnings to Fixed Charges (unaudited)..........    2.63x



     (1) In computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary items, the cumulative effect of changes in accounting principles, minority interests, and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest, and that portion of rental expense (one-third) deemed representative of the interest factor. Earnings and fixed charges also include the Company's proportionate share of such amounts for unconsolidated affiliates which are owned 50% or more and distributed income from less than 50% owned affiliates.



     (2) For the year ended December 27, 1992, earnings were inadequate to cover fixed charges. The amount of the deficiency of earnings compared to fixed charges was $195.6 million for this year.



     (3) During 1992, the Company initiated a productivity enhancement program and recorded a $112 million pretax restructuring charge which has been included in the calculation of the ratio of earnings to fixed charges for this year. Excluding the impact of the $112 million pretax charge from earnings, the amount of the deficiency of earnings compared to fixed charges would have been $83.9 million for this year.



     (4) For the year ended December 25, 1994, earnings were inadequate to cover fixed charges. The amount of the deficiency of earnings compared to fixed charges was $18.8 million for this year.

                                USE OF PROCEEDS


     Except as may be described otherwise in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes which may include, but are not limited to, one or more of the following: repayment of borrowings, acquisitions, working capital, capital expenditures, investments in and advances to subsidiaries of the Company, refinancing of debt and the redemption of bonds or stock. The precise amount and timing of the application of such net proceeds will depend on the funding requirements and the availability of other funds to the Company and its subsidiaries. Pending such application by the Company, such net proceeds may be temporarily invested in marketable securities or applied to the reduction of the Company's short-term indebtedness.

                         DESCRIPTION OF DEBT SECURITIES



     The Debt Securities will be issued under an Indenture dated as of November 1, 1991 (as amended or supplemented from time to time, the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"). A copy of the Indenture is incorporated by reference as an exhibit to the Registration Statement to which this Prospectus relates. The statements under this caption, as modified or superseded by the applicable Prospectus Supplement, are brief summaries of certain provisions of the Indenture, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Wherever particular Sections or defined terms of the Indenture are referred to, such Sections or defined terms are incorporated herein by reference.


     The term "Securities," as used in this Prospectus, refers to all Securities issued under the Indenture and includes the Debt Securities. Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

     The Securities may be issued from time to time in one or more series. The particular terms of each series of Securities offered by a Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

     The Indenture limits the ability of the Company to incur certain secured indebtedness and to engage in certain sale and leaseback transactions. See "Certain Covenants" below.

GENERAL

     The Indenture provides that, in addition to Securities previously issued thereunder, additional Securities may be issued in separate series thereunder without limitation as to aggregate principal amount. The terms of each series of Securities will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. (Section 301)


     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Securities of each series: (1) the title of the Securities; (2) any limit on the aggregate principal amount of the Securities; (3) whether the Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Securities are to be issuable initially in temporary global form, and whether any of the Securities are to be issuable in permanent global form; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Securities will be issued; (5) the date or dates on which the principal of the Securities is payable; (6) the rate or rates per annum at which the Securities will bear interest, if any, or the formula pursuant to which such rate or rates will be determined, and the date or dates from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Securities will be payable and the Regular Record Date for any interest payable on any Registered Securities on any Interest Payment Date; (8) the Person to whom any Registered Securities of such series will be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of such series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner described under "Temporary Global Securities" below and the extent to which, or the manner in which, any interest payable on a permanent global Security on an Interest Payment Date will be paid; (9) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Form, Exchange, Registration and Transfer," the Securities may be presented for registration of transfer or exchange; (10) the period or periods within which and the price or prices at which the Securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional redemption provisions;
(11) the obligation, if any, of the Company to redeem or purchase the Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which and the price or prices at which the Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and provisions of such obligation; (12) the denominations in which any Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which Bearer Securities will be issuable, if other than denominations of $5,000; (13) the currency or currency units of payment of principal of and any premium and interest on the Securities; (14) any index used to determine the amount of payments of principal of and any premium and interest on the Securities; (15) if other than the principal amount thereof, the portion of the principal amount of the Securities which shall be payable upon declaration of acceleration of the Maturity thereof;
(16) any limitation on the application of the terms of the Indenture described below under "Defeasance and Covenant

Defeasance;" (17) the application, if any, of judgments in respect of Specified Currency, to the Securities; (18) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified; (19) any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to Section 1010) of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (20) whether, under what circumstances and the currency in which the Company will pay additional amounts as contemplated by Section 1010 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option); (21) any other terms of the Securities not inconsistent with the provisions of the Indenture. (Section 301) Any such Prospectus Supplement or Prospectus Supplements will also describe any special provisions for the payment of additional amounts relating to specified taxes, assessments or other governmental charges in respect of the Securities of such series and whether the Company has the option to redeem the affected Securities rather than pay such additional amounts.



     Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Security, including any zero-coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof, and which provides that, upon redemption or acceleration of the Maturity thereof, an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Security shall become due and payable. Special United States federal income tax considerations applicable to Securities issued at an original issue discount, including Original Issue Discount Securities, and special United States tax considerations applicable to any Securities which are denominated in a currency or currency unit other than United States dollars, are described below under "United States Taxation -- Original Issue Discount."


     The Securities of each series will be unsecured and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company.

     The Indenture does not contain any provisions which may afford the Holders of Securities of any series protection in the event of a highly leveraged transaction or other transaction which may occur in connection with a takeover attempt resulting in a decline in the credit rating of the Securities. Any such provisions, if applicable to the Securities of any series, will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, Bearer Securities will have interest coupons attached. The Indenture also provides that Securities of a series may be issuable in temporary or permanent global form. (Section 201) See "Temporary Global Securities" and "Permanent Global Securities."

     In connection with its sale during the Restricted Period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Euro-Security shall be delivered to any location in the United States or its possessions. Except as may otherwise be provided in the applicable Prospectus Supplement, a Euro-Security (not including a Security in temporary global form) may be delivered in connection with its sale during the Restricted Period only if the person entitled to physical delivery of such Euro-Security furnishes written certification, in the form required by the Indenture, to the effect that
(i) such Euro-Security is not owned or being acquired by or on behalf of a United States person (as defined under "Limitations on Issuance of Euro-Securities"), (ii) such Euro-Security is owned or being acquired by or on behalf of (A) the foreign branch of a United States person that is a financial institution within the meaning of Section 1.165-12(c)(1)(v) of the United States Treasury Regulations (a "Financial Institution") purchasing for its own account or for resale or (B) a United States person who acquired such Euro-Security through the foreign branch of a United States Financial Institution and who holds such Euro-Security through such Financial Institution on the date of such written certification (and, in either case (A) or (B), the Financial Institution has agreed to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the regulations thereunder), or (iii) such Euro-Security is owned or is being acquired by a Financial Institution for the purpose of resale during the Restricted Period. A Financial Institution described in clause (iii) above, whether or not also described in clause (i) or (ii) above, must certify that it has not acquired the Euro-Security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. In the case of a Euro-Security in permanent global form, such certification must be given in connection with the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security. (Section 303) See "Temporary Global Securities" and "Limitations on Issuance of Euro-Securities."

     At the option of the Holder, subject to the terms of the Indenture, Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, at the option of the Holder, subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and with all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indenture. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities. (Section 305) Each Bearer Security and coupon will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." (Section 201)


     Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement or Prospectus Supplements, without a service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. (Section 305) If a Prospectus Supplement or Prospectus Supplements refer to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States and its possessions. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section 1002)

     In the event of any redemption in part, the Company shall not be required
(i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of Securities of like tenor and of the series of which such Security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities of like tenor and of such series to be redeemed; (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part; or (iii) to exchange any Bearer Security so selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States and its possessions as the Company may designate from time to time or, at the option of the Holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, payment of interest on a Bearer Security on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on Registered Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, payment of interest on a Registered Security on any Interest Payment Date will be made to the Person in whose name such Registered Security (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest. (Section
307)

     Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, the Corporate Trust Office of the Trustee in The City of New York will be designated as a Paying Agent for the Company for payments with respect to Securities of each series which are issuable solely as Registered Securities and as a Paying Agent for payments with respect to Securities of each series (subject to the limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and its possessions and any other Paying Agents in the United States or its possessions initially designated by the Company for the Securities of each series will be named in an applicable Prospectus Supplement or Prospectus Supplements. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States and its possessions where Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; PROVIDED, HOWEVER, that if the Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited (the "London Stock Exchange"), the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its possessions and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States and its possessions, as the case may be, for the Securities of such series. (Section 1002)


     All moneys paid by the Company to a Paying Agent for the payment of the principal of and any premium or interest on any Security of any series which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company after the Trustee has been afforded the opportunity to publish a notice in an Authorized Newspaper, at the Company's expense, and the Holder of such Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof. (Section 1003)


TEMPORARY GLOBAL SECURITIES

     If so specified in an applicable Prospectus Supplement or Prospectus Supplements, all or any portion of the Securities of a series issuable as Bearer Securities will initially be represented by one or more temporary global Securities, without interest coupons, to be deposited with Morgan Guaranty Trust Company of New York, Brussels Office, as the operator of the Euroclear System (the "Euroclear Operator") and Cedel S.A. ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Security and described in an applicable Prospectus Supplement or Prospectus Supplements (the "Exchange Date"), each such temporary global Security will be exchanged for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Security, or any combination thereof, as specified in an applicable Prospectus Supplement or Prospectus Supplements, but, unless otherwise specified in an applicable Prospectus Supplement or Prospectus Supplements, only upon receipt by the Company of written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer." No Security delivered in exchange for any portion of a temporary global Security shall be delivered to any location in the United States or its possessions in connection with such exchange. (Section 304)

     Unless otherwise specified in an applicable Prospectus Supplement or Prospectus Supplements, interest in respect of any portion of a temporary global Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Securities (including a permanent global Security) will be paid to each of the Euroclear Operator and CEDEL with respect to the portion of the temporary global Security held for its account for which it provides certification in the form described in the Indenture. Each of the Euroclear Operator and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary global Security to the respective accounts for which it holds such temporary global Security, and for which it has received written certification that, as of the relevant Interest Payment Date, is in the form and to the effect described above under "Form, Exchange, Registration and Transfer." Receipt of such certification shall be deemed to be a request for an interest in a permanent global Security (unless the account holder requests that such portion be exchanged for a definitive Registered Security or Securities or a definitive Bearer Security or Securities). If an Interest Payment Date occurs prior to the issuance of definitive Securities (including a permanent global Security) but on or after the Exchange Date, written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer" will also be required to obtain an interest payment, and upon receipt of such certificate the Euroclear Operator or CEDEL, as the case may be, will exchange the portion of the temporary global Security relating to such certification for an interest in a permanent global Security (unless the account holder requests that such portion be exchanged for a definitive Registered Security or Securities or a definitive Bearer Security or Securities). (Section 304)


PERMANENT GLOBAL SECURITIES

     If any Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement or Prospectus Supplements will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for any portion of a permanent global Security shall be delivered to any location in the United States or its possessions in connection with such exchange. (Section 305) Principal of and any premium and interest on any permanent global Security will be payable in the manner described in the applicable Prospectus Supplement or Prospectus Supplements.

CERTAIN COVENANTS


     LIENS. The Indenture provides that the Company will not create, incur, assume, or guarantee and will not permit any Restricted Subsidiary (as defined below) to create, incur, assume or guarantee any indebtedness that is secured by a mortgage, security interest, pledge or lien (hereinafter, collectively, "lien") on any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing that the Outstanding Securities shall be secured by such lien equally and ratably with any and all other indebtedness or obligations thereby secured. The foregoing restrictions, however, shall not apply to, among others, indebtedness secured by
(i) liens on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or construction costs of such Principal Property or the improvements thereon or liens on any Principal Property at the time of its acquisition; (ii) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (iii) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary; (iv) liens to secure indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary but only so long as such indebtedness is held by the Company or a Restricted Subsidiary; (v) liens in favor of the United States of America or any state thereof, or any department, agency or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute including, without limitation, liens to secure indebtedness represented by pollution control or industrial revenue bonds, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the portion of the property subject to such liens; (vi) certain liens in favor of a customer in respect of payments for goods produced for or services rendered to such customer; (vii) liens existing at the date of the Indenture or liens existing at the date of the original issuance of the Securities of a series; (viii) mechanics' or other similar liens arising in the ordinary course of business;
(ix) certain pledges or deposits, liens resulting from litigation or judgments, taxes or other governmental charges or landlord or tenant rights and other liens incidental to the conduct of the business or the ownership of the property and assets of the Company or a Restricted Subsidiary which were not incurred in connection with borrowing of money or the obtaining of advances or credit, and which do not, in the opinion of the Company, materially detract from the value of the property or assets or materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole; (x) guarantees of indebtedness that are secured by a lien on Principal Property located outside of the United States; and (xi) liens for the sole purpose of extending, renewing or replacing in whole or in part any lien referred to in the foregoing clauses (i) to (x), inclusive, or in this clause
(xi), provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property). (Section 1006)



     For purposes of the "Liens" covenant described herein, the giving of a guarantee which is secured by a lien on a Principal Property (including shares of capital stock or indebtedness), other than a Principal Property located outside of the United

States, of a Restricted Subsidiary and the creation of a lien on Principal Property (including shares of capital stock or indebtedness) of the Company or of any Restricted Subsidiary to secure indebtedness which existed prior to the creation of such lien will be deemed to involve the creation of indebtedness secured by a lien in an amount equal to, without duplication, the principal amount secured by such lien.



     SALE AND LEASE-BACK TRANSACTIONS. The Indenture provides that the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (except for leases of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been owned and operated by the Company or any Restricted Subsidiary for more than 180 days and has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (a "Sale and Lease-Back Transaction"), unless either
(a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a lien on such property without equally and ratably securing the Securities pursuant to the Indenture or (b) the Company shall apply an amount equal to the Attributable Debt (as defined below) of such Sale and Lease-Back Transaction to (i) the acquisition of another Principal Property of equal or greater fair market value, (ii) the retirement of indebtedness for borrowed money, including the Securities, incurred or assumed by the Company or any Restricted Subsidiary (other than indebtedness for borrowed money owed to the Company or any Restricted Subsidiary) or (iii) any combination of the foregoing; provided that the amount to be applied to the retirement of such indebtedness of the Company or any Restricted Subsidiary shall be reduced by (a) the principal amount of any Securities delivered within 180 days after such sale to the Trustee for retirement and cancellation and (b) the principal amount of such indebtedness, other than Securities, voluntarily retired by the Company or any Restricted Subsidiary within 180 days after such sale. Notwithstanding the foregoing, no retirement referred to in clause (ii) of the preceding sentence may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision. (Section 1007)



     LIMITATION ON FUNDED INDEBTEDNESS OF RESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary to create, issue, assume, guarantee or otherwise incur, any Funded Indebtedness, unless immediately thereafter and after giving effect to the existence of such Funded Indebtedness, to the receipt and application of the net proceeds thereof and to the retirement of any indebtedness or obligations which are concurrently being retired out of the net proceeds of such Funded Indebtedness and assuming for purposes of this covenant such Funded Indebtedness were considered indebtedness for borrowed money secured by a lien on a Principal Property within the meaning of the Liens covenant, the incurrence of such liens would be permitted under the Liens covenant or the Exemption from Limitations covenant. (Section 1009)



     EXEMPTION FROM LIMITATIONS. Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may, without equally and ratably securing the Outstanding Securities, create, incur, assume, or guarantee indebtedness secured by liens and enter into Sale and Lease-Back Transactions which would otherwise be restricted by the foregoing provisions, provided that at such time (and after giving effect to the transactions, to the receipt and application of the net proceeds thereof and to the retirement of any indebtedness which is concurrently being retired out of such proceeds) the sum of the aggregate indebtedness secured by such liens plus the Attributable Debt of all Sale and Lease-Back Transactions shall not exceed 10% of Consolidated Net Tangible Assets (as defined below) as determined in accordance with the most recent published consolidated balance sheet of the Company. (Section 1008)


     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, excluding renewals, discounted at a rate per annum equal to the prevailing market interest rate, at the time such lease was entered into, on United States Treasury obligations having a maturity substantially the same as the average term of such lease, plus 3%. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.


     "Consolidated Net Tangible Assets" means the total of all assets at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with generally accepted accounting principles, should be set aside in connection with the business conducted) after deducting therefrom (i) all current liabilities and (ii) the value of all goodwill, tradenames, trademarks, patents and other intangible assets, in each case net of applicable amortization, as appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles.

     "Funded Indebtedness" means, without duplication, all indebtedness, contingent or otherwise, for borrowed money created, incurred, assumed or guaranteed in any manner by any corporation (or in effect guaranteed by such corporation through an agreement to purchase), or outstanding indebtedness, contingent or otherwise, incurred in connection with the acquisition of property, which matures more than one year after, or which by its terms is renewable or extendible or payable out of the proceeds of similar indebtedness incurred pursuant to the terms of any revolving credit agreement or any similar agreement at the option of such corporation for a period ending more than one year after, the date as of which Funded Indebtedness is being determined (excluding any amount thereof which is included in current liabilities); PROVIDED, HOWEVER, that Funded Indebtedness shall not include any guarantee of indebtedness secured by a lien on a Principal Property located outside of the United States or any guarantee by any Restricted Subsidiary the primary assets of which are Principal Properties located outside of the United States, or any indebtedness for the payment, redemption or satisfaction of which money (or evidences of indebtedness, if permitted under the instrument creating or evidencing such indebtedness) in the necessary amount shall have been deposited in trust with a trustee or proper depository either at or before the maturity or redemption date thereof.



     "Principal Property" means any manufacturing plant, research facility or warehouse owned or leased by the Company or any Restricted Subsidiary which has a net book value exceeding 2.5% of Consolidated Net Tangible Assets, but not including (1) any property which in the opinion of the Company is not of material importance to the total business conducted by the Company as an entirety or (2) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.


     "Restricted Subsidiary" means a subsidiary of the Company which owns a Principal Property.

EVENTS OF DEFAULT


     The following are Events of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or any premium on any of the Securities of that series when due; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment when due in respect of any Security of that series; (d) failure to perform or breach of any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series) continued for 90 days after written notice by the Trustee or Holders of at least 25% of the principal amount of the Outstanding Securities of that series as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization of the Company; (f) a default under any other indenture or instrument evidencing or under which the Company has outstanding any indebtedness for borrowed money in a principal amount of $25 million or more individually or $50 million or more in the aggregate, as a result of which such indebtedness shall have been accelerated without such indebtedness having been discharged or such acceleration having been annulled within 10 days after written notice thereof shall first have been received by the Company from the Trustee or by such Trustee and the Company from the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, provided that if such default shall be cured or waived pursuant to such other indenture or instrument, it shall cease to be an Event of Default under the Indenture and any acceleration of the Securities shall be automatically rescinded and annulled without action by the Trustee or the Holders of the Securities; (g) failure within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50 million which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and (h) any other Event of Default provided with respect to Securities of that series. (Section
501) Subject to the provisions of the Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to Securities of that series. (Section 512)



     If an Event of Default with respect to Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any such Securities are Original Issue Discount Securities, such lesser amount as may be described in an applicable Prospectus Supplement or Prospectus Supplements) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made, or deposited with the Trustee and all other Events of Default with respect to Securities of that series have been cured or waived. (Section 502)

     No Holder of any Securities of any series or any related coupons will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Securities of that series, the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of an Outstanding Security of that series for enforcement of payment of the principal of, or any premium or interest on, such Security on or after the respective due dates expressed in such Security. (Sections 507,
508)

     The Company is required to furnish to the Trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the Indenture and as to the absence of default. (Section 1004)

MODIFICATION AND WAIVER; MEETINGS


     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on any Security, (b) reduce the principal amount of, or premium or interest on, any Security, (c) change any obligation of the Company to pay certain additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change any Place of Payment where, or change the coin, currency or currency unit in which any Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) reduce the requirements contained in the Indenture for quorum or voting, (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, or (j) modify any of the above provisions or certain other provisions relating to waiver. (Section 902)



     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of a series may, on behalf of all Holders of Securities of that series and any coupons appertaining thereto, waive any past default under the Indenture with respect to Securities of that series, except a default (a) in the payment of principal of or any premium or interest on any Security of such series or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Upon waiver on the terms set forth in the Indenture, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured. (Section 513).


     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Security, of the principal amount of such Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined as of the date of original issuance of such Security, of the amount determined as provided in (i) above. (Section 101)

     The Indenture contains provisions for convening meetings of the Holders of Securities of any or all series. (Article Thirteen) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; PROVIDED, HOWEVER, that, except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series may be adopted at a meeting at which a quorum is present only by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution will be Persons holding or representing a majority in principal amount of the Outstanding Securities of a series; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Securities of such series will constitute a quorum for that purpose. (Section 1304)

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER OF ASSETS


     The Company may, without the consent of the Holders of any of the Outstanding Securities of a series, consolidate with, merge into or convey or transfer its assets substantially as an entirety to any corporation organized under the laws of any domestic or foreign jurisdiction, provided that (i) the successor corporation expressly assumes the Company's obligations on the Securities of each series and under the Indenture pursuant to a supplemental indenture approved by the Trustee, (ii) after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) certain other conditions are met. (Sections 801, 802) Subject to the foregoing, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, the Company has no such obligation where the preservation of any such right or franchise in the Company's determination, is no longer desirable in the conduct of business and that the loss thereof is not materially disadvantagous to the Holders. (Section 1005) The successor corporation shall be substituted for, and may exercise every right and power of, the Company under the Indenture. (Section 802)


NOTICES

     Except as otherwise provided in the Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in such other city or cities as may be specified in such Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101, 106)

TITLE

     Title to any Bearer Securities (including Bearer Securities in temporary global form and in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF SECURITIES AND COUPONS

     Any mutilated Security or a Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Security to the Trustee. Securities or coupons that become destroyed, lost or stolen will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, lost or stolen, such coupon will be replaced by issuance of a new Security in exchange for the Security to which such coupon appertains. In the case of a destroyed, lost or stolen Security or coupon, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Security or coupon before a replacement Security will be issued. (Section 306)

DEFEASANCE AND COVENANT DEFEASANCE

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Securities of any series (except as otherwise provided in the Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to such Securities, including its obligations described above under "Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon and upon the satisfaction of various other conditions. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Article Fourteen)


     The Company may exercise its defeasance option with respect to such Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Securities may not be accelerated by reference to the released covenant or covenants noted under clause (ii) above. However, if acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

GOVERNING LAW

     The Indenture is, and the Securities and the coupons will be, governed by and construed in accordance with the laws of the State of New York. (Section
113)

CONCERNING THE TRUSTEE

     The Company and certain of its subsidiaries may from time to time maintain lines of credit, and have other customary banking relationships, with The Bank of New York, the Trustee under the Indenture.


                   LIMITATIONS ON ISSUANCE OF EURO-SECURITIES



     United States tax laws and regulations impose certain restrictions on the issuance of any securities in bearer form. Except as may otherwise be provided in the Prospectus Supplement applicable thereto, in accordance with the federal tax laws and regulations of the United States, Euro-Securities may not, in connection with their offer or sale during the Restricted Period (as defined above under "Description of Debt Securities -- Form, Exchange, Registration and Transfer"), be offered or sold, directly or indirectly, (i) to any person in the United States or its possessions, or (ii) to any United States person (as defined below) other than (x) a foreign branch of a United States Financial Institution (as defined above under "Description of Debt Securities -- Form, Exchange, Registration and Transfer") purchasing for its own account or for the account of a customer, provided that such Financial Institution agrees in writing to comply with the requirements of section 165(j)(3)(A), (B), or (C) of the Code and the regulations thereunder or (y) otherwise as permitted by United States Treasury Regulations section 1.163-5(c)(2)(i)(D). In addition, Euro-Securities may not, in connection with their sale, at any time during the Restricted Period be delivered in definitive form within the United States or its possessions. Any underwriters, agents and dealers participating in the offering of Debt Securities must covenant that they will not offer or sell during the Restricted Period any Euro-Securities to any person in the United States or its possessions or to any United States person (other than (x) a foreign branch of a United States Financial Institution or (y) otherwise as permitted by United States Treasury Regulations section 1.163-5(c)(2)(i)(D)).



     In addition, any such underwriters, agents and dealers must have in effect procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling Euro-Securities are aware of the above restrictions on the offer or sale of Euro-Securities. Moreover, Bearer Securities (including a permanent global Debt Security) and any coupons appertaining thereto will not be delivered in definitive form or, if prior to delivery in definitive form, interest will not be paid on any Euro-Securities, unless the Company has received a signed certificate in writing (or an electronic certificate described in United States Treasury Regulations section 1.163-5(c)(2)(i)(D)(3)(ii)) in the form and to the effect described above under "Description of Debt
Securities -- Form, Exchange, Registration and Transfer." Bearer Securities (including a permanent global Debt Security) and coupons will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in such legend provide that a United States person (other than a Financial Institution or a United States person holding through a Financial Institution) who holds a Bearer Security or coupon will not be allowed to deduct any loss realized on the sale, exchange or redemption of such Bearer Security or coupon and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.


     As used herein, "United States person" means a citizen of the United States, a resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation on a net income basis. "United States" means the United States of America (including the States and the District of Columbia) and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.


                             FOREIGN CURRENCY RISKS

     Debt Securities denominated or payable in foreign currencies or currency units may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets. These risks will vary depending upon the currency or currencies involved and will be more fully described in the Prospectus Supplement relating thereto.

                             UNITED STATES TAXATION


     The following summary of the principal United States federal income tax consequences of ownership of Debt Securities is based upon the opinion of McGuire, Woods, Battle & Boothe, L.L.P., counsel to the Company. It deals only with Debt Securities held as capital assets, and not with special classes of Holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold Debt Securities that are part of a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. It also does not deal with Holders other than original purchasers who purchase Debt Securities at the original issue price and thus does not deal with the "market discount rules." Moreover, the summary deals only with Debt Securities that are due to mature not later than 30 years from the date on which they are issued. The United States federal income tax consequences of ownership of Debt Securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable Prospectus Supplement. The summary is based on the Code, its legislative history, existing and proposed regulations thereunder, judicial decisions, and published rulings and other administrative guidance issued by the Internal Revenue Service (the "Service"), as currently in effect, all of which are subject to change at any time, possibly with retroactive effect.



     PROSPECTIVE PURCHASERS OF DEBT SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES OF OWNERSHIP OF DEBT SECURITIES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE CODE AND THE APPLICABLE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.



UNITED STATES HOLDERS



  PAYMENTS OF INTEREST



     Except as provided below under "Original Issue Discount", interest on a Debt Security (including "qualified stated interest" on a "Discount Debt Security", as defined below) will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner who or that is (i) a citizen or resident of the United States, (ii) a domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Debt Security.



     If an interest payment is denominated in, or determined by reference to, a currency, composite currency or basket of currencies other than the U.S. dollars (a "foreign currency"), the amount of income recognized by a cash basis United States Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.



     An accrual basis United States Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year).



     Under the second method, the United States Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States Holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election must apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and may not be revoked without the consent of the Service.



     Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Debt Security) denominated in, or determined by reference to, a foreign currency, the accrual basis United States Holder will recognize ordinary income or loss measured by the difference between (x) the average exchange rate used to accrue the interest income represented by such payment, or the exchange rate as determined under the second method described above if the United States Holder elects that method, and (y) the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.



  ORIGINAL ISSUE DISCOUNT



     GENERAL. A Debt Security with a maturity of more than one year from the date of issue will be treated as issued at an original issue discount (a "Discount Debt Security") if its "stated redemption price at maturity" exceeds its issue price by more than a "de minimis amount" (as defined below). Generally, the issue price of a Debt Security will be the first price at which a substantial amount of Debt Securities included in the issue of which the Debt Security is a part are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a Debt Security is the total of all payments provided by the Debt Security that are not payments of "qualified stated interest." A qualified stated interest payment generally is any one of a series of stated interest payments on a Debt Security that are unconditionally payable in cash or property (other than debt instruments of the Company) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the Debt Security. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Special rules for determining qualified stated interest payable on certain Debt Securities bearing interest at a variable rate are described below under "Original Issue Discount -- Variable Rate Debt Securities".



     In general, if a Debt Security's stated redemption price at maturity exceeds its issue price by less than an amount equal to 1/4 of 1 percent of the Debt Security's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the Debt Security is not a Discount Debt Security. Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Debt Security with de minimis original issue discount must include such de minimis original issue discount in income as stated principal payments on the Debt Security are made. The includible amount with respect to each such payment will equal the total amount of the Debt Security's de minimis original issue discount multiplied by a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Debt Security.



     United States Holders of Discount Debt Securities having a maturity of more than one year from their date of issue must, generally, include in computing their taxable income original issue discount ("OID") calculated on a constant-yield method before the receipt of cash attributable to such income, and generally will have to include in income increasingly greater amounts of OID over the life of the Debt Security. The amount of OID includible in income by a United States Holder of a Discount Debt Security is the sum of the daily portions of OID with respect to the Discount Debt Security for each day during the taxable year or portion of the taxable year on which the United States Holder holds such Discount Debt Security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Debt Security may be of any length selected by the United States Holder and may vary in length over the term of the Debt Security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Debt Security occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the

Discount Debt Security's adjusted issue price at the beginning of the accrual period and such Debt Security's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Debt Security allocable to the accrual period. The "adjusted issue price" of a Discount Debt Security at the beginning of any accrual period is the issue price of the Debt Security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Debt Security that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the Debt Security contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths of each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Debt Security (other than any payment of qualified stated interest) and (y) the Debt Security's adjusted issue price as of the beginning of the final accrual period.



     ACQUISITION PREMIUM. A United States Holder that purchases a Debt Security for an amount less than or equal to the sum of all amounts payable on the Debt Security after the purchase date (other than payments of qualified stated interest) but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Debt Security immediately after its purchase over the adjusted issue price of the Debt Security, and the denominator of which is the excess of the sum of all amounts payable on the Debt Security after the purchase date, other than payments of qualified stated interest, over the Debt Security's adjusted issue price.



     PRE-ISSUANCE ACCRUED INTEREST. If (i) a portion of the initial purchase price of a Debt Security is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Debt Security is to be made within one year of the Debt Security's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Debt Security by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Debt Security.



     DEBT SECURITIES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION. In general, if a Debt Security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency) and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, special rules apply for purposes of determining the yield and maturity of the Debt Security. If, based on all the facts and circumstances as of the issue date, a single payment schedule, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the Debt Security are computed based on that payment schedule.



     If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the amount of interest taken into account for each accrual period would be determined by constructing a projected payment schedule for the Debt Security and applying rules similar to those for accruing OID on a noncontingent debt instrument. This method is applied by first determining the yield at which the Company would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment Debt Security (the comparable yield) and then determining a payment schedule as of the issue date that would produce the comparable yield.



     Notwithstanding the general rules for determining yield and maturity in the case of Debt Securities subject to contingencies, if the Company or the Holder has an unconditional option or options that, if exercised, would require payments to be made on the Debt Security under an alternative payment schedule or schedules, then (i) in the case of an option or options of the Company, the Company will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Debt Security and (ii) in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Debt Security. If both the Company and the Holder have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. For purposes of those calculations, the yield on the Debt Security is determined by using any date on which the Debt Security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Debt Security as the principal amount payable at maturity.



     If a contingency (including the exercise of an option) fails to occur, or actually occurs but in a manner inconsistent with the assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the Debt Security is repaid as a result of the change in circumstances and solely for purposes of the accrual of OID, the yield and maturity of the Debt Security are redetermined by treating the Debt Security as having been retired and reissued on the date of the change in circumstances for an amount equal to the Debt Security's adjusted issue price on that date.



     The federal income tax treatment of Debt Securities providing for alternative payment schedules applicable upon the occurrence of one or more contingencies will be described in greater detail in the applicable Prospectus Supplement.



     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. A United States Holder may elect to include in gross income all interest that accrues on a Debt Security using the constant-yield method described above under the heading "Original Issue Discount -- General", with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Debt Securities Purchased at a Premium") or acquisition premium.



     In applying the constant-yield method to a Debt Security with respect to which this election has been made, the issue price of the Debt Security will equal the electing United States Holder's adjusted basis in the Debt Security immediately after its acquisition, the issue date of the Debt Security will be the date of its acquisition by the electing United States Holder, and no payments on the Debt Security will be treated as payments of qualified stated interest. This election will generally apply only to the Debt Security with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Debt Security with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Debt Security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.



     VARIABLE RATE DEBT SECURITIES. A "Variable Rate Debt Security" is a Debt Security that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) .015 multiplied by the product of (x) the total noncontingent principal payments and (y) the number of complete years to maturity from the issue date, or (2) 15 percent of the total noncontingent principal payments; (ii) does not provide for any stated interest other than stated interest compounded or paid at least annually at (1) one or more "qualified floating rates", (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate;"(iii) provides that a qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate (i.e., the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than one year following that first day); and (iv) does not provide for any contingent principal payments other than as provided in clause (i) of this sentence.



     A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Debt Security is denominated or (ii) it is equal to the product of a qualified floating rate described in clause (i) and either (a) a fixed multiple that is greater than .65 but not more than 1.35, or (b) a fixed multiple greater than
 .65 but not more than 1.35, increased or decreased by a fixed rate. If a Debt Security provides for two or more qualified floating rates that (i) are within
0.25 percent of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the Debt Security, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless such restrictions are fixed throughout the term of the Debt Security or are not reasonably expected to significantly affect the yield on the Debt Security.



     An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information, including one or more qualified floating rates or the yield or changes in the price of one or more actively traded items of personal property other than stock or debt of the issuer or a related party. A variable rate is not an objective rate, however, if it is based on information within the control of the issuer or a related party or is unique to the circumstances of the issuer or a related party such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer), or if it is reasonably expected that the average value of the rate during the first half of the Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Debt Security's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of the qualified floating rate.



     If interest on a Debt Security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Debt Security that do not differ by more than 0.25 percent or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.



     In general, if a Variable Rate Debt Security provides for stated interest at a single qualified floating rate or objective rate and the interest is unconditionally payable in cash or property at least annually, all stated interest on the Debt Security is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, a fixed rate equal to the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Debt Security.



     If a Variable Rate Debt Security does not provide for stated interest at a single qualified floating rate or objective rate or at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Debt Security are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Debt Security (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and
(iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.



     If a Variable Rate Debt Security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Debt Security is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Debt Security as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.



     The federal income tax treatment of any Debt Security that provides for payments of stated interest at a variable rate, but does not meet the foregoing requirements of a Variable Rate Debt Security, will be described in the applicable Prospectus Supplement.



     SHORT-TERM DEBT SECURITIES. In general, an individual or other cash basis United States Holder of a Debt Security with a term of one year or less (a "short-term Debt Security") is not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Debt Securities as part of certain identified hedging transactions, certain pass-through entities and cash basis United States Holders who so elect, are required to accrue OID on short-term Debt Securities on either a straight-line basis or under the constant-yield method (based on daily compounding), at the election of the United States Holder.



     In the case of a United States Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the short-term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue OID on short-term Debt Securities will be required to defer deductions for interest on borrowings allocable to short-term Debt Securities in an amount not exceeding the deferred income until the deferred income is realized.

     For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term Debt Security, including stated interest, are included in the short-term Debt Security's stated redemption price at maturity.



     FOREIGN CURRENCY DISCOUNT DEBT SECURITIES. OID for any accrual period on a Discount Debt Security that is denominated in, or determined by reference to, a foreign currency will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "Payments of Interest". Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Debt Security), a United States Holder may recognize ordinary income or loss.



  DEBT SECURITIES PURCHASED AT A PREMIUM



     A United States Holder that purchases a Debt Security for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium", in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Debt Security will be reduced by the amount of amortizable bond premium allocable (based on the Debt Security's yield to maturity) to such year. In the case of a Debt Security that is denominated in, or determined by reference to, a foreign currency, bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or loss) is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Debt Securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. See also "Original Issue Discount -- Election to Treat All Interest as Original Issue Discount."



     Proposed regulations have been issued that, if finalized in their current form, would require that a U.S. Holder that purchases a Debt Security at a premium, and elects to amortize such premium, must amortize such premium under a constant yield method. As proposed, these rules will be applicable to debt instruments issued on or after 60 days after the regulations are published in final form. However, these proposed regulations provide that a holder may elect to apply the new rules to all Debt Securities held on or after the first day of the taxable year that contains the day which is 60 days after the regulations are published in final form. There can be no assurance that these proposed regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.



  PURCHASE, SALE AND RETIREMENT OF THE DEBT SECURITIES



     A United States Holder's tax basis in a Debt Security will generally be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Debt Security and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in the United States Holder's income with respect to the Debt Security, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Debt Security. The U.S. dollar cost of a Debt Security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Debt Securities traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.



     A United States Holder will generally recognize gain or loss on the sale or retirement of a Debt Security equal to the difference between the amount realized on the sale or retirement and its tax basis in the Debt Security. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on (i) the date payment is received in the case of a cash basis United States Holder, (ii) the date of disposition in the case of an accrual basis United States Holder or (iii) in the case of Debt Securities traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale. Except to the extent described above under "Original Issue Discount -- Short-Term Debt Securities" or described in the next succeeding paragraph or attributable to accrued but unpaid interest or subject to the general rules governing contingent payment obligations, gain or loss recognized on the sale or retirement of a Debt Security will be capital gain or loss and will be long-term capital gain or loss if the Debt Security was held for more than one year.



     Gain or loss recognized by a United States Holder on the sale or retirement of a Debt Security that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

  EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS



     Foreign currency received as interest on a Debt Security or on the sale or retirement of a Debt Security will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase Debt Securities or upon exchange for U.S. dollars) will be ordinary income or loss.



  INDEXED DEBT SECURITIES



     The applicable Prospectus Supplement will contain a discussion of any special United States federal income tax rules with respect to Indexed Debt Securities (other than Debt Securities subject to the rules governing Variable Rate Debt Securities).



UNITED STATES ALIEN HOLDERS



     For purposes of this discussion, a "United States Alien Holder" is any holder of a Debt Security who is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in each case not subject to United States federal income tax on a net income basis in respect of income or gain from a Debt Security. This discussion assumes that the Debt Security or coupon is not subject to the rules of Section 871(h) (4) (A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party). In addition, solely with respect to United States federal estate tax, the discussion assumes that the Debt Security had a maturity date, when issued, that was not less than 184 days from the date of issuance.



     Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:



     (1) payments of principal, premium (if any) and interest, including OID, by the Company or any of its paying agents to any holder of a Debt Security or coupon that is a United States Alien Holder will not be subject to United States federal withholding tax if, in the case of interest or OID, (i) the beneficial owner of the Debt Security or coupon does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the beneficial owner of the Debt Security is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) if the Debt Security is a Registered Security, either (a) the beneficial owner of the Debt Security certifies to the Company or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Debt Security on behalf of a beneficial owner certifies to the Company or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof and (iv) in the case of a Debt Security which is not a Registered Security, the Debt Security is offered, sold and delivered in compliance with applicable restrictions relating to issuance of debt obligations which are not in registered form and payments on the Debt Securities are made in accordance with the applicable procedures relating to the issuance of debt obligations which are not in registered form (both of which restrictions and procedures will be described in the applicable Prospectus Supplement);



     (2) a United States Alien Holder of a Debt Security or coupon will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Debt Security or coupon; and



     (3) a Debt Security or coupon held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (b) the income on the Debt Security would not have been effectively connected with a United States trade or business of the individual at the individual's death.



     Recently proposed Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (1)(iii) above. The Proposed Regulations also would require in the case of Debt Securities held by a foreign partnership, that (x) the certification described in clause (1) (iii) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.



BACKUP WITHHOLDING AND INFORMATION REPORTING



  UNITED STATES HOLDERS



     In general, information reporting requirements will apply to payments of principal, any premium and interest on a Debt Security and the proceeds of the sale of a Debt Security before maturity within the United States to, and to the accrual of OID on a Discount Debt Security with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.



  UNITED STATES ALIEN HOLDERS



     Under current law, information reporting and backup withholding will not apply to payments of principal, premium (if any) and interest (including OID) made by the Company or a paying agent to a United States Alien Holder on a Debt Security if, in the case of Debt Securities which are Registered Securities, either of the certifications described in clause (1) (iii) under "United States Alien Holders" above is received, provided that the payor does not have actual knowledge that the holder is a United States person. The Company or a paying agent, however, may report (on Internal Revenue Service Form 1042S) payments of interest (including OID) on Debt Securities that are Registered Securities. See the discussion above under "United States Alien Holders" with respect to the Proposed Regulations.



     Payments of the proceeds from the sale by a United States Alien Holder of a Debt Security made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a Debt Security to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.


                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities in any of the following ways: (i) through underwriters or dealers, (ii) directly to a limited number of institutional purchasers or to a single institutional purchaser, (iii) through agents and (iv) a combination of any of the foregoing. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement or Prospectus Supplements with respect to the Debt Securities of a particular series will set forth the terms of the offering of such Debt Securities, including the name or names of any underwriters or agents, the public offering or purchase price and the proceeds to the Company from such sale, any discounts and commissions to be allowed or paid to the underwriters or agents, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the securities exchanges, if any, on which the Debt Securities will be listed.


     Unless otherwise set forth in the Prospectus Supplement relating to a particular series or issue of Debt Securities, the obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and each of the underwriters with respect to such Debt Securities will be obligated to purchase all of the Debt Securities of such series or issue allocated to it if any such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


     If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to Delayed Delivery Contracts providing for payment and delivery on the date stated in the applicable Prospectus Supplement or Prospectus Supplements. Each such contract will be for an amount not less than the amount specified in the applicable Prospectus Supplement or Prospectus Supplements and unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to such contracts shall not be more than the respective amounts stated in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions, but shall in all cases be subject to the approval of the Company. Delayed Delivery Contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. The applicable Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.


     Under the agreements that may be entered into with the Company, the underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     Each underwriter and agent participating in the distribution of any Debt Securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, Debt Securities in bearer form in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of Debt Securities.

                          VALIDITY OF DEBT SECURITIES


     The validity of the Debt Securities will be passed upon for the Company by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia. Anne M. Whittemore, a director of the Company, is a Partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P. Lawyers of such firm own an aggregate of approximately 20,000 shares of the Common Stock of the Company.


                                    EXPERTS


     The consolidated financial statements of James River and subsidiaries as of December 29, 1996 and December 31, 1995, and the related consolidated statements of operations, cash flows and changes in capital accounts for each of the three years in the period ended December 29, 1996, incorporated by reference in this registration statement have been incorporated herein by reference in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, which report is given upon the authority of that firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee......................................................................   $206,898
Accountants' fees and expenses............................................................     40,000
Attorneys' fees and expenses..............................................................     60,000
Printing and engraving expenses...........................................................     25,000
Fees and expenses of trustee..............................................................      5,000
State qualification fees and expenses.....................................................     10,000
Rating agencies' fees.....................................................................    270,000
Miscellaneous.............................................................................      3,102
                                                                                             --------
  Total...................................................................................   $620,000*
                                                                                             --------
                                                                                             --------

---------------

*All fees and expenses other than the SEC registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

     Article VI of the Company's Amended and Restated Articles of Incorporation provide for mandatory indemnification of any director or officer of the Company who is, was, or is threatened to be made a party to a proceeding (including a proceeding by or in right of the Company) because he is or was a director or officer of the Company or because he is or was serving the Company or other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

     The Company's Amended and Restated Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of the Company to the Company or its shareholders arising out of a single transaction, occurrence or course of conduct shall not exceed one dollar.

     The Company maintains a standard policy of officers' and directors' liability insurance.


     In the Underwriting Agreement, a proposed form of which has been filed as
Exhibit 1.1 hereto, the Underwriters will agree to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended, against certain liabilities.


ITEM 16. EXHIBITS


    *1.1      Form of Underwriting Agreement
     2.1      Agreement and Plan of Merger dated as of May 4, 1997, among the Company, James River Delaware, Inc. and
              Fort Howard Corporation (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form
              8-K filed May 14, 1997)
     4.1      Indenture dated as of November 1, 1991, between the Company and The Bank of New York, as Trustee
              (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3
              (Registration No. 33-43335))
    *5.1      Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to the validity of the Debt Securities
     8.1      Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to certain tax matters, filed herewith
    12.1      Computation of ratios of earnings to fixed charges, filed herewith
    23.1      Consent of Coopers & Lybrand L.L.P. with respect to the audited financial statements of James River, filed herewith
    23.2      Consents of McGuire, Woods, Battle & Boothe, L.L.P. (included as part of Exhibits 5.1 and 8.1, respectively)

   *24.1      Powers of attorney from officers and directors of the Company signing by an attorney-in-fact
   *25.1      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee



---------------



*Previously filed.


ITEM 17. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


     PROVIDED, HOWEVER, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond and Commonwealth of Virginia, on July 2, 1997.


                                        JAMES RIVER CORPORATION OF VIRGINIA

                                        By: /s/ MILES L. MARSH
                                            -------------------
                                            MILES L. MARSH
                                            CHAIRMAN OF THE BOARD, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER


     Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed below by the following persons on July 2, 1997, in the capacities indicated.



                      SIGNATURE                                              TITLE
------------------------------------------------------  ------------------------------------------------

                  /s/MILES L. MARSH                     Chairman, President and Chief Executive Officer
                    MILES L. MARSH                        and Director (Principal Executive Officer)

                /s/WILLIAM A. PATERSON                  Senior Vice President and Controller (Principal
                 WILLIAM A. PATERSON                      Financial and Accounting Officer)

                                                        Director
                  BARBARA L. BOWLES

                /s/WILLIAM T. BURGIN*                   Director
                  WILLIAM T. BURGIN

               /s/WORLEY H. CLARK, JR.*                 Director
                 WORLEY H. CLARK, JR.

             /s/WILLIAM T. COMFORT, JR.*                Director
               WILLIAM T. COMFORT, JR.

                                                        Director
                   GARY P. COUGHLAN

                /s/WILLIAM V. DANIEL*                   Director
                  WILLIAM V. DANIEL

                /s/BRUCE C. GOTTWALD*                   Director
                  BRUCE C. GOTTWALD

                 /s/ROBERT M. O'NEIL*                   Director
                   ROBERT M. O'NEIL

                                                        Director
                   RICHARD L. SHARP

                /s/ANNE M. WHITTEMORE*                  Director
                  ANNE M. WHITTEMORE

           * By /s/CLIFFORD A. CUTCHINS, IV
      CLIFFORD A. CUTCHINS, IV, ATTORNEY-IN-FACT

                                    EXHIBITS


                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                   EXHIBIT                                         PAGE
------   ------------------------------------------------------------------------    ------------
 *1.1    Form of Underwriting Agreement
  2.1    Agreement and Plan of Merger dated as of May 4, 1997, among the Company,
         James River Delaware, Inc. and Fort Howard Corporation (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K
         dated May 14, 1997)
  4.1    Indenture dated as of November 1, 1991, between the Company and The Bank of New York, as Trustee
 *5.1    Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to the validity of the Debt Securities
  8.1    Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to certain tax matters, filed herewith
 12.1    Computation of ratios of earnings to fixed charges, filed herwith
 23.1    Consent of Coopers & Lybrand L.L.P. with respect to the audited financial statements of James River, filed herewith
 23.2    Consents of McGuire, Woods, Battle & Boothe, L.L.P. (included as part of
         Exhibits 5.1 and 8.1, respectively)
*24.1    Powers of attorney from officers and directors of the Company signing by an attorney-in-fact
*25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee